Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-191274, 333-194937, 333-202790, 333-210187, and 333-210188) and the Registration Statement on Form S-3 (No. 333-211261) of Rocket Fuel Inc. of our report dated March 16, 2017, relating to the consolidated financial statements as and for the year ended December 31, 2016, which appears in this Form 10-K.
/s/ BDO USA, LLP
San Francisco, California
March 16, 2017